Exhibit 99.1

ZAIS Financial Corp. Reports Core Earnings of $4.8 Million, or $0.54 per Diluted Weighted Average Share Outstanding, for the Third Quarter 2015; Announces Plan to Explore Strategic Alternatives

RED BANK, N.J., Nov. 4, 2015 /PRNewswire/ -- ZAIS Financial Corp. (NYSE: ZFC) ("ZAIS Financial" or the "Company") today reported financial results for the three months ended September 30, 2015.

THIRD QUARTER 2015 HIGHLIGHTS

A summary of the Company's results for the three and nine months ended September 30, 2015 and September 30, 2014 and the three months ended June 30, 2015 is below. All dollar amounts are presented in millions, with the exception of figures presented on a per share basis.

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
U.S. GAAP net (loss) income	$(6.7)	$6.7	$1.3	$0.4	$29.6
U.S. GAAP net income per diluted weighted average share outstanding	$(0.76)	$0.65	$0.14	$0.05	$2.99
Core Earnings	$4.8	$3.4	$3.1	$12.8	$7.8
Core Earnings per diluted weighted average share outstanding	$0.54	$0.38	$0.35	$1.44	$0.87
Book value per share of common stock and Operating Partnership Unit, at end of period	$20.58	$21.74	$22.11	$20.58	$22.11

The Company's results of operations included GMFS's residential mortgage banking operations. Highlights of GMFS operating activity for the third quarter of 2015 are as follows:

	Three Months Ended September 30, 2015	(Decrease) from Prior Quarter
Mortgage originations [1]
Unpaid principal balance	$ 485.4	(2.5)%
Mortgage loans sold [1]
Unpaid principal balance	$ 496.9	(6.8)%

(1) Excludes reverse mortgages.

  Core earnings (a non-GAAP financial measure as defined below) increased to $4.8 million, or $0.54 per diluted weighted average share outstanding, from $3.4 million and $0.38 per diluted weighted average share outstanding as of June 30, 2015.
  The Company maintained a dividend of $0.40 per share of the Company's common stock and operating partnership unit ("OP unit") for the third quarter, declared on September 17, 2015 and paid on October 15, 2015.
  Book value per share declined by $1.16 or 5.3% compared to June 30, 2015, primarily due to a decline in the fair market value of Mortgage Servicing Rights ("MSRs") and unrealized losses on mortgage loans held for investment ("MLHFI").
  2.90x leverage ratio as of September 30, 2015, compared with 2.76x leverage ratio as of June 30, 2015.

"We are pleased to report solid third quarter core earnings which generated $0.54 per diluted share," commented Michael F. Szymanski, Chief Executive Officer. "Our third quarter results were driven by strong operating performance in our mortgage banking segment."

THIRD QUARTER 2015 RESULTS

ZAIS Financial reported GAAP net loss for the three months ended September 30, 2015 of $6.7 million or $0.76 per diluted weighted average share outstanding, compared with net income of $1.3 million or $0.14 per diluted weighted average share outstanding for the same period in 2014. These results include GMFS operations, which contributed $313 thousand of income before income taxes for which there were no comparable results in the prior period, and a decrease in income due to unrealized losses on MLHFI. GMFS's results for the quarter were impacted by the decline in the fair value of the MSRs of $5.9 million driven by a decline in interest rates. For the three months ended September 30, 2015, while interest rates declined, credit spread increases more than offset the decline, and the value of the MLHFI also decreased by $5.7 million.

For the three months ended September 30, 2015, the Company reported Core Earnings of $4.8 million, or $0.54 per diluted weighted average share outstanding, compared with $3.1 million or $0.35 per diluted weighted average share outstanding during the same period in 2014. The increase in Core Earnings was primarily due to the addition of net income from GMFS operations, partially offset by a decline in net interest income due to the sale of assets to fund the GMFS purchase, and a decrease in the net interest spread. Core Earnings is a non-GAAP financial measure that the Company defines as net interest income, plus non-interest income from its mortgage banking platform (excluding the after tax change in fair value of MSRs resulting from changes in values of market related inputs or assumptions used in a valuation model) less total operating expenses (excluding the after tax effect of depreciation and amortization, changes in contingent consideration, amortization of deferred premiums, production and profitability earn-outs and certain non-recurring adjustments), plus/(less) the income tax benefit/(expense) related to the Company's taxable REIT subsidiaries using the applicable effective tax rate for the period. The Company's mortgage banking platform is primarily comprised of income related to originating, selling, and servicing mortgage loans.

The Company had 7,970,886 shares of common stock outstanding as of September 30, 2015 and September 30, 2014, respectively.

At September 30, 2015, the Company's book value was $20.58 per share of common stock and OP unit, compared with $22.11 as of September 30, 2014. The September 30, 2015 and June 30, 2015 book values include $3.6 million, or $0.40 per share of common stock and OP unit, in dividends and distributions payable related to the third quarter 2015 and the second quarter 2015, respectively.

The Company earned interest income of $9.7 million for the three months ended September 30, 2015, compared with $11.0 million for the three months ended September 30, 2014. The decrease in interest income was primarily due to (i) a decrease in interest income from the RMBS portfolio of $2.0 million primarily due to the sale of residential mortgage-backed securities ("RMBS") in the fourth quarter of 2014 to fund the acquisition of GMFS and (ii) a decrease in interest income from mortgage loans held for investment of $0.4 million due to scheduled principal paydowns, offset by an increase in interest income from mortgages held for sale of $1.0 million due to the acquisition of GMFS on October 31, 2014.

The Company incurred interest expense of $4.7 million for the three months ended September 30, 2015, compared with $4.5 million for the three months ended September 30, 2014. The increase in interest expense was primarily due to an increase of borrowings on the warehouse lines of credit used to finance the Company's mortgage loans held for sale. This was partially offset by a decrease in interest expense for borrowings on RMBS primarily due to the sale of RMBS in the fourth quarter of 2014 to fund the acquisition of GMFS.

At September 30, 2015, the weighted average net interest spread between the yield on the Company's assets and the cost of funds, including the impact of interest rate hedging, was 4.08% for mortgage loans held for investment and 4.38% for non-Agency RMBS and other investment securities, compared with 4.20% and 5.12%, respectively, at September 30, 2014.

The Company earned $8.9 million of non-interest income for the three months ended September 30, 2015, which included GMFS' operating activities. There was no non-interest income for the same period in 2014, prior to the acquisition of GMFS. Non-interest income primarily consisted of $13.1 million of income from mortgage banking activities, net; $1.7 million of loan servicing fee income, net of direct costs; and a $5.9 million decrease in fair value of MSRs. The $13.1 million of income from mortgage banking activities, net was primarily comprised of $12.8 million of gain on sale of mortgage loans held for sale, net of direct costs.

The Company incurred expenses of $12.9 million for the three months ended September 30, 2015, compared with $3.4 million for the three months ended September 30, 2014. The increase was mainly due to the addition of expenses relating to GMFS, including $7.7 million of salaries, commissions and benefits, $1.5 million primarily relating to rent expense and marketing and advertising, and $0.3 million related to the increase in contingent consideration.

INVESTMENT PORTFOLIO SUMMARY

As of September 30, 2015, ZAIS Financial held residential mortgage loans for investment with an aggregate unpaid principal balance of $447.1 million and a fair value of $401.2 million, a diversified portfolio of non-Agency RMBS with a fair value of $113.2 million consisting primarily of senior tranches that were originally highly rated but subsequently downgraded and other investment securities with a fair value of $15.2 million.

During the three months ended September 30, 2015, the Company purchased newly originated residential mortgage loans with an unpaid principal balance of $8.3 million which are held for investment at fair value. During the same three month period, the Company purchased and sold non-Agency RMBS with an unpaid principal balance of $5.3 million and $19.7 million, respectively, and purchased other investment securities with an unpaid principal balance of $3.2 million. The Company did not sell any other investment securities during the same three month period.

LEVERAGE, DEBT AND HEDGING ACTIVITIES

As of September 30, 2015, ZAIS Financial had a leverage ratio of 2.90x. The aggregate borrowings outstanding as of September 30, 2015 were $530.3 million under the loan repurchase facilities with Citibank, N.A. and Credit Suisse First Boston Mortgage Capital LLC, four master securities repurchase agreements, warehouse lines of credit and the unsecured Exchangeable Senior Notes due 2016 (the "Notes") issued by the Company's operating partnership subsidiary. The loan repurchase facilities, which are secured by portions of the Company's distressed, re-performing and newly originated mortgage loans, the warehouse lines of credit, which are secured by portions of the Company's mortgage loans held for sale, and the master securities repurchase agreements, which are secured by non-Agency RMBS, bear interest at rates that have historically moved in close relationship to LIBOR. The Notes, which mature on November 15, 2016, are the Company's senior unsecured obligations and bear interest at a rate of 8% per year, payable semiannually in arrears on May 15th and November 15th of each year. The Company is currently evaluating alternatives to settle the obligation at maturity including refinancing the obligation or selling assets.

As of September 30, 2015, the Company had outstanding MBS forward sales contracts used to mitigate the interest rate price risk associated with its outstanding interest rate lock commitments ("IRLC") and mortgage loans held for sale. The Company expects these derivatives will experience changes in fair value opposite to changes in fair value of the IRLCs and mortgage loans held for sale, thereby reducing earnings volatility. The notional amount of the Company's MBS forward sales contracts as of September 30, 2015 was $177.5 million. As of September 30, 2015, the Company also had outstanding interest rate swap agreements designed to mitigate the effects of increases in interest rates on a portion of its repurchase agreements. These interest rate swap agreements provide for the Company to pay fixed interest rates and receive floating interest rates indexed to LIBOR, effectively fixing the floating interest rates on $17.2 million of borrowings under its repurchase agreements as of September 30, 2015.

COMMON STOCK DIVIDEND

On September 17, 2015, ZAIS Financial announced that its Board of Directors declared a cash dividend of $0.40 per share of the Company's common stock and OP unit for the three months ended September 30, 2015, maintaining the dividend level from prior quarters. The dividend was paid on October 15, 2015 to stockholders and OP unit holders of record as of the close of business on September 30, 2015.

The Company's current policy is to pay quarterly distributions which will allow it to continue to qualify as a REIT. Taxable and GAAP earnings will typically differ due to differences in premium amortization and discount accretion, certain non-taxable unrealized and realized gains and losses, and non-deductible general and administrative expenses.

REVIEW OF STRATEGIC ALTERNATIVES

Current market conditions find the Company's common stock trading over an extended period of time at a significant discount to book value, similar to many in the mortgage REIT sector. In light of these conditions and management's view of the near term prospects for improvement, the Company has decided to commence a process to evaluate potential strategic alternatives to enhance shareholder value. These alternatives include, among others, a sale or combination or liquidation of the Company or other possible transactions. Houlihan Lokey Capital, Inc. is serving as financial advisor to the Company. While the Company has commenced exploring potential alternatives, no assurance can be given as to the outcome or timing of this process. The Company does not currently intend to disclose further developments with respect to this process, until the strategic review has been completed.

INVESTOR CONFERENCE CALL

Management will host a conference call today, November 4, 2015, at 10:00 a.m. Eastern time to review the Company's financial results. The number to call for this interactive teleconference is (785) 424-1676.

A replay of the conference call will be available through Wednesday, November 11, 2015, by dialing (719) 457-0820 and entering the confirmation number 3079941.

The live broadcast of ZAIS Financial's quarterly conference call will also be available online at the Company's website, www.zaisfinancial.com on Wednesday November 4, 2015, beginning at 10:00 a.m. Eastern time. The online replay will follow shortly after the call and will be available for approximately one year.

THIRD QUARTER INVESTOR PRESENTATION

The Company's Third Quarter Investor Presentation – September 30, 2015, is available on the Company's website at www.zaisfinancial.com. To access the presentation, select the Q3 2015 Earnings Presentation link on the "Investor Relations" page on the Company's website.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with generally accepted accounting principles ("GAAP"), this press release includes Core Earnings which is a non-GAAP financial measure. The Company defines Core Earnings as net interest income, plus non-interest income from its mortgage banking platform (excluding the after tax change in fair value of MSRs resulting from changes in values of market related inputs or assumptions used in a valuation model) less total operating expenses (excluding the after tax effect of depreciation and amortization, changes in contingent consideration, amortization of deferred premiums, production and profitability earn-outs and certain non-recurring adjustments), plus/(less) the income tax benefit/(expense) related to the Company's taxable REIT subsidiaries using the applicable effective tax rate for the period. The Company's mortgage banking platform is primarily comprised of income related to originating, selling, and servicing mortgage loans.

The Company believes that providing investors with this non-GAAP financial information, in addition to the related GAAP measures, gives investors greater transparency into the information used by management in its financial and operational decision-making. However, because Core Earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of Core Earnings may not be comparable to other similarly-titled measures of other companies.

The following table reconciles net income computed in accordance with GAAP to Core Earnings:

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
	(dollars in thousands, except per share data)
Net (loss) income – U.S. GAAP	$ (6,711)	$ 1,280	$ 415	$ 29,635

Recurring adjustments for non-core earnings:
Change in unrealized gain or loss on mortgage loans held for investment	5,651	(916)	5,604	(23,566)
Change in unrealized gain or loss on real estate securities	2,120	2,319	4,263	(1,965)
Change in unrealized gain or loss on Other Investment Securities	421	892	276	(384)
Change in unrealized gain or loss on real estate owned	(98)	3	(106)	3
Realized gain on mortgage loans held for investment	(501)	(565)	(1,118)	(972)
Realized loss (gain) on real estate securities	57	(446)	(19)	(520)
Realized loss on other investment securities	—	—	39	—
Realized loss on real estate owned	160	—	163	—
(Gain)/loss on derivative instruments related to investment portfolio	178	517	(317)	5,529
Change in fair value of MSRs resulting from changes in values of market related inputs or assumptions used in a valuation model, net of tax	3,097	—	2,102	—
Change in contingent consideration, net of tax	196	—	696	—
Amortization of deferred premiums, production and profitability earn-outs, net of tax	95	—	349	—
Depreciation and amortization, net of tax	139	—	409	—
Non-controlling interests	(32)	—	16	—
Core Earnings – non-U.S. GAAP	$ 4,772	$ 3,084	$ 12,772	$ 7,760
Core Earnings – per diluted weighted average share outstanding – non-U.S. GAAP	$ 0.54	$ 0.35	$ 1.44	$ 0.87

ZAIS FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2015	December 31, 2014
	(unaudited)
	(Expressed in United States Dollars)
Assets
Cash	$ 29,366,231	$ 33,791,013
Restricted cash	4,026,267	7,143,078
Mortgage loans held for investment, at fair value – $399,301,401 and $415,814,067 pledged as collateral, respectively	401,206,350	415,959,838
Mortgage loans held for sale, at fair value – $114,303,003 and $97,690,960 pledged as collateral	114,670,811	97,690,960
Mortgage loans held for investment, at cost	1,074,313	1,338,935
Real estate securities, at fair value – $99,239,271 and $135,779,193 pledged as collateral, respectively	113,220,076	148,585,733
Other investment securities, at fair value – $0 and $2,040,532 pledged as collateral, respectively	15,209,050	2,040,532
Loans eligible for repurchase from Ginnie Mae	28,479,596	21,710,284
Mortgage servicing rights, at fair value	42,044,651	33,378,978
Derivative assets, at fair value	3,528,739	2,485,100
Other assets	7,013,304	6,092,863
Goodwill	14,183,537	16,512,680
Intangible Assets	5,077,355	5,668,611
Total assets	$ 779,100,280	$ 792,398,605
Liabilities
Warehouse lines of credit	$ 104,216,594	$ 89,417,564
Loan repurchase facilities	295,315,030	300,092,293
Securities repurchase agreements	74,520,999	103,014,105
Exchangeable Senior Notes	56,240,664	55,474,741
Contingent consideration	12,612,664	11,430,413
Derivative liabilities, at fair value	2,593,972	2,585,184
Dividends and distributions payable	3,559,120	3,559,120
Accounts payable and other liabilities	18,389,845	11,731,089
Liability for loans eligible for repurchase from Ginnie Mae	28,479,596	21,710,284
Total liabilities	595,928,484	599,014,793

Commitments and Contingencies

Equity
12.5% Series A cumulative non-voting preferred stock, $0.0001 par value; 50,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, $0.0001 par value; 500,000,000 shares authorized; 7,970,886 shares issued and outstanding	798	798
Additional paid-in capital	164,207,617	164,207,617
Retained earnings	(148,270)	9,029,947
Total stockholders' equity, ZAIS Financial Corp	164,060,145	173,238,362
Non-controlling interests	19,111,651	20,145,450
Total equity	183,171,796	193,383,812
Total liabilities and equity	$ 779,100,280	$ 792,398,605

ZAIS Financial Corp. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Expressed in United States Dollars)
Interest income
Mortgage loans held for investment	$ 6,447,802	$ 6,837,318	$19,497,295	$ 19,306,825
Mortgage loans held for sale	986,239	—	2,387,695	—
Real estate securities	1,985,913	3,976,315	6,687,328	11,549,506
Other investment securities	230,998	186,986	327,379	468,541
Total interest income	9,650,952	11,000,619	28,899,697	31,324,872
Interest expense
Warehouse lines of credit	574,977	—	1,647,268	—
Loan repurchase facilities	2,329,993	2,390,022	7,054,210	6,481,009
Securities repurchase agreements	357,408	677,159	1,154,459	2,074,851
Exchangeable Senior Notes	1,449,476	1,424,497	4,329,143	4,256,155
Total interest expense	4,711,854	4,491,678	14,185,080	12,812,015
Net interest income	4,939,098	6,508,941	14,714,617	18,512,857
Non-interest income
Mortgage banking activities, net	13,068,360	—	36,323,742	—
Loan servicing fee income, net of direct costs	1,740,107	—	5,044,841	—
Change in fair value of mortgage servicing rights	(5,881,088)	—	(5,658,280)	—
Other income	15,668	—	39,725	—
Total non-interest income	8,943,047	—	35,750,028	—
Other gains/(losses)
Change in unrealized gain or loss on mortgage loans held for investment	(5,650,924)	915,797	(5,603,683)	23,566,322
Change in unrealized gain or loss on real estate securities	(2,119,917)	(2,319,287)	(4,262,990)	1,964,966
Change in unrealized gain or loss on other investment securities	(420,796)	(892,336)	(276,269)	384,290
Change in unrealized gain or loss on real estate owned	97,917	(3,169)	106,485	(3,169)
Realized gain on mortgage loans held for investment	500,967	564,842	1,117,818	972,246
Realized (loss)/gain on real estate securities	(56,949)	446,153	18,710	519,772
Realized loss on other investment securities	—	—	(39,360)	—
Realized loss on real estate owned	(159,570)	—	(163,482)	—
Gain/(loss) on derivative instruments related to investment portfolio	(177,670)	(517,117)	316,697	(5,528,747)
Total other gains/(losses)	(7,986,942)	(1,805,117)	(8,786,074)	21,875,680
Expenses
Advisory fee – related party	760,066	718,372	2,188,354	2,131,690
Salaries, commissions and benefits	7,681,983	—	23,171,648	—
Operating expenses	3,461,155	1,666,169	10,333,959	5,360,686
Other expenses	953,908	1,039,485	3,065,370	3,261,369
Total expenses	12,857,112	3,424,026	38,759,331	10,753,745
Net (loss) income before income tax benefit (expense)	(6,961,909)	1,279,798	2,919,240	29,634,792
Income tax benefit (expense)	250,491	—	(2,503,896)	—
Net (loss) income	(6,711,418)	1,279,798	415,344	29,634,792
Net (loss) income allocated to non-controlling interests	(670,672)	130,301	28,499	3,087,159
Net (loss) income attributable to ZAIS Financial Corp. common stockholders	$ (6,040,746)	$ 1,149,497	$ 386,845	$ 26,547,633
Net (loss) income per share applicable to common stockholders:
Basic	$ (.76)	$ 0.14	$ .05	$ 3.33
Diluted	$ (.76)	$ 0.14	$ .05	$ 2.99
Weighted average number of shares of common stock:
Basic	7,970,886	7,970,886	7,970,886	7,970,886
Diluted	8,897,800	8,897,800	8,897,800	10,677,360

ABOUT ZAIS FINANCIAL CORP.

ZAIS Financial Corp. is a real estate investment trust ("REIT") which originates, acquires, finances, services and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. The Company is externally managed and advised by ZAIS REIT Management, LLC, a subsidiary of ZAIS Group, LLC. Additional information can be found on the Company's website at www.zaisfinancial.com.

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, changes in future loan production; the Company's ability to retain key managers of GMFS; availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage-related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC"), and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

CONTACT: Marilynn Meek, Financial Relations Board, 212-827-3773